UNITED STATES SECURITIES
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of report July 25, 2005


                (Date of earliest event reported): July 25, 2005



                               FRESH CHOICE, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                   000-20792              77-0130849
--------------------------------  ---------------------   ---------------------
 (State or other jurisdiction of  (Commission File No.)     (I.R.S. Employer
          incorporation)                                   Identification No.)



                               485 Cochrane Circle
                              Morgan Hill, CA 95037
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 776-0799


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         On July 22, 2005, Fresh Choice, Inc. (the "Company") filed an amended plan of reorganization and disclosure statement with the Bankruptcy Court. This amended the plan and disclosure statement previously filed with the Bankruptcy Court on June 11, 2005, (the "Plan"), that detailed an agreement, subject to Bankruptcy Court approval, with the Official Committee of Unsecured Creditors appointed in the Company's case (the "Committee"), Crescent Real Estate Equities Limited Partnership ("Crescent") and Cedarlane Natural Foods, Inc. ("Cedarlane") whereby Crescent and Cedarlane (together "Plan Sponsors") will sponsor a recapitalization of the Company pursuant to a plan of reorganization in accordance with the terms of a letter agreement entered into on June 2, 2005 (the "Letter Agreement"). The Company previously filed the Letter Agreement on an 8-K dated June 2, 2005.

Initially, the Letter Agreement provided for a lump-sum payment of $8 million dollars in full and final satisfaction of all allowed unsecured claims (exclusive of new rejection damage claims). Subsequent to the execution of the Letter Agreement on June 2, 2005, the Plan Sponsors notified the Company and the Committee on June 30, 2005 that they believed the Company would not be able to meet certain conditions to consummation of the Plan. Rather than incur the delay and expenses associated with protracted litigation, the Plan Sponsors, the Company and the Committee agreed to modify the Plan whereby holders of allowed unsecured claims would still receive payment of $8 million in consideration for the satisfaction and discharge of their claims, but would receive such payment in two stages. First, the unsecured creditor contribution would be funded in the amount $5.5 million on the effective date. Second, the reorganized Company would issue a note (the "Unsecured Creditor Note") that would provide payment of the remaining $2.5 million over a period of twenty-four months. The Plan is the operative document that modifies the Letter Agreement and the modifications to the Letter Agreement that was originally executed on June 2, 2005 are fully set forth in the Plan. The Plan Sponsors' obligations to consummate the Plan and the transactions set forth therein are conditioned on the representations and warranties set forth in the Plan Agreement, and incorporated into the Plan, and that the representations and warranties set forth in the Plan Agreement and the Plan are substantially true and correct in all material respects as of the date on which the Plan becomes effective. In consideration for the modifications to the Plan Agreement set forth in this Plan, the Plan Sponsors waive any and all alleged failures of any conditions precedent to the Plan Sponsor's obligations to consummate the Plan, including the condition in the preceding sentence, that allegedly occurred relating to all matters raised in the Plan Sponsors' letters of June 30 and July 5 as more fully set forth in the Plan.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2005

                     Fresh Choice, Inc.




                     By: /s/  David E. Pertl
                         -------------------------------------------------
                         David E. Pertl
                         Executive Vice President and Chief Financial Officer